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                             CHOATE, HALL & STEWART
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                 EXCHANGE PLACE

                                53 STATE STREET

                        BOSTON, MASSACHUSETTS 02109-2891

                            TELEPHONE (617) 248-5000
                            FACSIMILE (617) 248-4000
                                 TELEX 49615860



                                 June 17, 1998


Bluegreen Corporation
4960 Blue Lake Drive
Boca Raton, FL 33431

Ladies and Gentlemen:

        We are acting as counsel to Bluegreen Corporation (the "Company"), a corporation organized under the laws of the Commonwealth of Massachusetts, in connection with the offer to exchange (the "Exchange Offer") $1,000 principal amount of the Company's 10 1/2% Senior Secured Notes due 2008 (the "Exchange Notes") for each $1,000 principal amount of the Company's outstanding 10 1/2% Senior Secured Notes due 2008 (the "Private Notes"), and in connection with the preparation of the prospectus (the "Prospectus") contained in the registration statement on Form S-4, as amended (the "Registration Statement") (No. 333-50717), filed with the Securities and Exchange Commission (the "Commission") by the Company for the purpose of registering the Exchange Notes under the Securities Act of 1933, as amended (the "Act"). The Private Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of April 1, 1998 (the "Indenture"), among the Company, the guarantors set forth on the signature pages thereto and SunTrust Bank, Central Florida National Association (the "Trustee"). Unless otherwise defined herein, terms defined in the Prospectus are used herein as defined therein.

        We have examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

        (a) a copy of the articles of organization of the Company, as amended to the date hereof;

        (b) a copy of the by-laws of the Company, as amended to the date hereof;

        (c) Resolution of the Company's Directors in connection with the Exchange Offer;

        (d)  an executed copy of the Indenture;




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Bluegreen Corporation
June 17, 1998
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        (e)  a specimen of the certificates for the Exchange Notes; and

        (f) a copy of the Registration Statement and all exhibit thereto, all as filed with the Commission.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

        Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that, assuming the due authorization, execution and delivery by the Trustee of the indenture, when the Exchange Notes, substantially in the form presented to us have been executed by the Company and authenticated by the Trustee in accordance with the Indenture, and duly issued and delivered in exchange for the Private Notes in accordance with the Exchange Offer in the manner described in the Registration Statement, the Exchange Notes will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture.

        Our opinion set forth above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        We are members of the Bar of the Commonwealth of Massachusetts and we do not express any opinion herein concerning any law other than the laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law and the federal law of the United States of America.

        We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        CHOATE, HALL & STEWART